UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

PREMIERE GLOBAL SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PREMIERE GLOBAL SERVICES, INC.

November 13, 2015

Dear Shareholder:

We have previously sent to you proxy material for the important special meeting of shareholders of Premiere Global Services, Inc., to be held on December 3, 2015. Your Board of Directors recommends that shareholders vote FOR all items on the agenda.

Your vote is important, no matter how many or how few shares you may own. If you have not already done so, please vote TODAY over the Internet, by telephone, or by signing, dating and returning your enclosed proxy card or voting instruction form in the envelope provided.

Very truly yours,

L. Scott Askins

Executive Vice President—Legal,

General Counsel and Secretary

REMEMBER:

You can vote your shares over the Internet or by telephone.

Please follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE at 1-888-750-5834.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger among PGi, Pangea Private Holdings II, LLC, a Delaware limited liability company (Parent), and Pangea Merger Sub Inc., a Georgia corporation (Merger Sub). Parent and Merger Sub are affiliates of Siris Capital Group, LLC. In connection with the proposed merger, PGi has filed a definitive proxy statement with the Securities and Exchange Commission (SEC) on Schedule 14A on October 26, 2015 and may file other relevant documents concerning the proposed merger. The definitive proxy statement was mailed to shareholders of PGi on or about October 27, 2015. PGi’s SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT PGi WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PGi AND THE PROPOSED MERGER. PGi’s shareholders will be able to obtain, without charge, a copy of the definitive proxy statement and other relevant materials in connection with the proposed merger (when they become available), and any other documents filed by PGi with the SEC from the SEC’s website at sec.gov and on PGi’s website at pgi.com. PGi’s shareholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Premiere Global Services, Inc., c/o Sean O’Brien, 3280 Peachtree Road, NE, The Terminus Building, Suite 1000, Atlanta, Georgia 30305, by emailing investors@pgi.com or by calling 1-800-749-9111, extension 8462.

PGi and its directors and officers may be deemed to be participants in the solicitation of proxies from PGi’s shareholders with respect to the special meeting of shareholders that will be held to consider the proposed merger. Information about PGi’s directors and executive officers and their ownership of PGi’s common stock is set forth in the definitive proxy statement. Shareholders may obtain additional information regarding the interests of PGi and its directors and executive officers in the proposed merger, which may be different than those of PGi’s shareholders generally, by reading the definitive proxy statement and other relevant documents regarding the proposed merger (when they become available).